Exhibit 10.6

Evergy, Inc.

Summary of
Non-Employee Director Compensation

Effective May 2, 2023

Amount
Cash — Retainer (Paid Quarterly)
Annual Retainer	$115,000
Non-Executive Chair Retainer	$65,000
Lead Director Retainer	$30,000
Audit Committee Chair Retainer	$20,000
Compensation and Leadership Development Committee Chair Retainer	$20,000
Nominating, Governance, and Corporate Responsibility Committee Chair Retainer	$20,000
Finance Committee Chair Retainer	$20,000
Nuclear and Power Supply Committee Chair Retainer	$20,000
Safety and Power Delivery Committee Chair Retainer	$20,000

Cash — Committee Member Retainers and Meeting Fees	None

Company Common Stock (Paid Annually Following Shareholder Meeting)
Annual Equity Compensation	$155,000
Non-Executive Chair	$65,000

All members of the Board of Directors are entitled to be reimbursed for expenses, as set forth in Evergy, Inc.’s corporate governance guidelines. Evergy, Inc. also provides liability insurance to its directors under its directors and officers insurance policies.